David E. Coffey C.P.A.

6767 West Tropicana

Suite 216

Las Vegas, NV 89103

August 19, 2004

United States Securities and Exchange Commission

450 Fifth Street, N.W.

Washington DC

USA 20549

Dear Sir or Madam:

Re:                     First National Power Corporation

We have read item 4 of the form 8-K of First National Power Corporation dated August 3, 2004 and agree with the statements concerning our Firm contained therein.

Yours very truly,

/s/ David Coffey

David Coffey C.P.A.

CERTIFIED PUBLIC ACCOUNTANT